Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Interests of Named Experts and Counsel” and to the use of our report dated March 30, 2022 relating to the consolidated financial statements of Bunker Hill Mining Corp. in Amendment No. 1 to the Registration Statement (Form S-1) and the related Prospectus of Bunker Hill Mining Corp. dated December 22, 2022.

December 22, 2022	/s/ MNP LLP
Chartered Professional Accountants
Mississauga, Canada	Licensed Public Accountants